SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 28, 2017

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

T1-017 Tierney Building, University of Limerick, Limerick, Ireland.

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+353-61-518477

 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2017, in connection with a special meeting of the shareholders of One Horizon Group, Inc. (the “Company”) which authorized the Board of Directors to effect a six-to-one reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.0001 per share, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation of the Company to effect the Reverse Stock Split, which became effective on April 28, 2017.

A copy of the Amendment is attached hereto as Exhibit 3.1

Item 8.01	Other Events.

On April 26, 2017, the Company received a decision letter from The Nasdaq Stock Market LLC (“Nasdaq”) granting its request for continued listing, subject to the Company effecting a reverse stock split on or before May 15, 2017, and evidencing a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation dated April 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: April 28, 2017	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President